E. R. TEAM GLOBAL CONSULTANTS LTD

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ER Team Since 1979

RENTAL AGREEMENT FOR OFFICE AND SERVICES

PARTIES

1.1. A. E R Team Global Consultants Ltd, Reg. No. HE 264945, of 36 Aigyptou Av. 6030 Larnaca, Cyprus , hereinafter called the Landlord and B. INKY, Reg. No. E0283142018-1, a company incorporated in the State of Nevada, USA, hereinafter called the Tenant.

WHEREAS

2.1. The Tenant is a company incorporated in the State of Nevada, USA with activities all over the world, desiring to have a real office in Cyprus and the Landlord has agreed to the Tenants request for the letting of an office and the use of personnel and office equipment, for the Company activities of mobile application development for both Ios and Android platforms.

NOW IN THE PREMISES the following terms, conditions, covenants, agreements, and promises have been unequivocally agreed between the parties.

3.1. OBJECT OF AGREEMENT

The letting of office space and facilities, use of office equipment and personnel at 36 Aigyptou Av., 6030 Larnaca, Cyprus . Such space is the space of 15 sq. m. at the said address. Also the use of any one of the Landlord's personnel and all the office

E.R. TEAM GLOBAL CONSULTANTS LTD HE 264945 CYPRUS

equipment such as computers, printers, photocopy machines etc. A more precise description is shown below in par. 4.1.

4.1. DESCRIPTION OF THE SERVICES INCLUDED IN THE AGREEMENT

1. RENTAL AGREEMENT for the use of an office space at our headquarters. Many Banks, Amazon, PayPal, eBay etc need a rental agreement.

2. Use of office personnel at our headquarters for any occasional office work or out of office errands in Larnaca.

3. Use of all necessary office equipment at our headquarters, such as photocopiers, faxes, computers, printers etc. for occasional needs of the client if you happen to be in Cyprus and want to hold your meeting at our headquarters.

4. Use of conference room for a meeting with a client at our headquarters if you need to meet a client at hour headquarters.

5. Use of refreshments and kitchen facility for your guest.

6. Display of a sign of the company of 10cm x 30cm at the front entrance of our headquarter building if an evaluation of your company`s credibility, credit or presence must be carried out.

7. Receiving of messages by fax, email or post and forwarding the same to the you same day.

8. Receiving correspondence from official Cyprus Authorities, or clients or third parties and forwarding the same to you by post or courier or fax or email.

9. Receiving packages from clients of the company or associates and forwarding the same by post or courier to you.

10. Use of our headquarters address as the business address of your company. It can be shown on the company's website as such.

11. Use of our headquarters address as the business address of your client company. It can be shown on the company business cards, company envelopes, invoices and letterheads and all other company stationary.

13. A dedicated telephone landline number will be installed and maintained for exclusive use by your company. A utility bill in the name of the company can be secured.

14. Answering secretary will be available to answer any calls on your dedicated telephone landline. All messages will be forwarded to you within the hour.

HE 264345
CYPRUS

15. Setting up of an exclusive email account for your company. A secretary will be available to receive all messages to this email account and either answer them or forward them to you.

*NOTE: Please be informed that where the words courier/post appear, the cost of the courier or post are not included.

5.1. DURATION OF AGREEMENT

The duration of this agreement is for one year starting from the date hereof. If terminated by the Tenant before it expires no refund of any money paid is possible. If terminated by the Landlord because of breaches by the Tenant, again no refund of money is possible.

6.1. RENT PAYABLE AND TERMS

The rent payable is €200 per month payable yearly in advance at the offices of E R Team, in cash, or by swift transfer into the bank account or E R Team. Such rent is payable yearly in advance by the Tenant. If there is a delay in such payment for more than 7 days the Landlord can cancel the agreement without any further notice and the Tenant cannot have any claim.

7.1. NO OTHER TERMS OR AGREEMENTS

No other terms, conditions, covenants or agreements are to be implied into this agreement except what expressly appears in writing hereinabove. Any promises, agreement, terms or conditions made or given before the signing of this agreement are hereby annulled or cancelled.

8.1. TERMS OF THE ESSENCE

All the above terms and conditions are of the essence and breach of any of the terms or conditions gives the landlord the right to terminate the present agreement and/or proceed against the guilty party for any damages caused. Without prejudice to any other demands that the landlord might have against the tenant, the tenant will be liable for damages by reason of the premises not being rented or by reason of the premises being rented at a lower rent for the duration of the tenancy had the agreement not been breached by the tenant.

THE CONTRACTING PARTIES HEREBY declare that they have read this agreement and agree with all the terms and conditions contained therein. They also declare that they are conversant with the English language and have understood it legally and factually and have signed two sets of it without any pressure or duress.

The present agreement has been made into two copies and each party has received a copy each.

Larnaca the 25th of June 2018

THE PARTIES

Names **Signature**

1. **Mrs Revekka Erotokritou of ER Team Global Consultants Ltd – Director Landlord** ....

2. **Mrs Ioanna Kallidou of Inky – Director Tenant** ....

E.R. Team Global Consultants Ltd
36 Aigyptou Avenue, 6030 Larnaca, Cyprus.
Email: erteam@cytanet.com.cy Tel. No: 00 357 24 656406

ERTeam